CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 8-K/A (Amendment No. 1) of Southside Bancshares, Inc. of our report dated February 24, 2017 with respect to the consolidated financial statements of Diboll State Bancshares, Inc. and subsidiary as of and for the years ended December 31, 2016 and 2015.

/s/ Briggs & Veselka Co.
Houston, Texas

February 15, 2018